                                                                    Exhibit 21.1

                           OUTBACK STEAKHOUSE, INC.
                            A DELAWARE CORPORATION

                          WHOLLY OWNED SUBSIDIARIES
                                MARCH 26, 1998


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NAME OF SUBSIDIARY                   DIRECTORS                        OFFICERS
------------------                   ---------                        --------
Outback Steakhouse of Florida,       Chris T. Sullivan    Chris T. Sullivan       Co-Chairman of the Board and Chief Executive
Inc.                                 Robert D. Basham                             Officer
a Florida corporation                J. Timothy Gannon    Robert D. Basham        Co-Chairman and Chief Operating Officer
550 North Reo Street, Suite 200      Robert S. Merritt    J. Timothy Gannon       Sr. Vice President
Tampa, Florida  33609                                     Robert S. Merritt       Sr. Vice President, Chief Financial Officer,
                                                                                  Treasurer and Assistant Secretary
                                                          Paul E. Avery           President
                                                          Joseph J. Kadow         Vice President, General Counsel, and
                                                                                  Secretary


Carrabba's Italian Grill, Inc.       Chris T. Sullivan    Robert D. Basham        Chairman of the Board and Chief Executive
a Florida corporation                Robert D. Basham                             Officer
405 North Reo Street, Suite 210      J. Timothy Gannon    Carl H. Sahlsten        President
Tampa, Florida  33609                Robert S. Merritt    Robert S. Merritt       Sr. Vice President, Chief Financial Officer
                                                                                  and Treasurer
                                                          Steven T. Shlemon       Vice President and Director of Operations
                                                          Joseph J. Kadow         Vice President and Secretary


Outback Steakhouse                   Chris T. Sullivan    Chris T. Sullivan       Chairman of the Board and Chief Executive
International, Inc.                  Robert D. Basham                             Officer
a Florida corporation                J. Timothy Gannon    Robert D. Basham        Chief Operating Officer
550 North Reo Street, Suite 200      Robert S. Merritt    Hugh H. Connerty, Jr.   President
Tampa, Florida  33609                                     J. Timothy Gannon       Sr. Vice President
                                                          Robert S. Merritt       Chief Financial Officer and Treasurer
                                                          Joseph J. Kadow         Vice President and Secretary


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